Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 of Consumer Direct of America (to be filed on our about December 22, 2005) of our reports dated November 25, 2005 appearing in Consumer Direct of America's Form 10-QSB for quarters ended September 30, 2005, September 30, 2004, June 30, 2004 and March 31, 2004 and related amendments submitted November 25, 2005.

        /s/ Chavez & Koch CPA's, Ltd.

             Chavez & Koch CPA's, Ltd.

Las Vegas, Nevada

December 22, 2005